Exhibit 99.1

Tauriga Sciences, Inc. Enhances Its Corporate Governance Protocols Through the Establishment of Four Board Oversight Committees and Corporate Code of Ethics

NEW YORK, NY -- (Marketwired) -- 04/26/13 -- Tauriga Sciences, Inc. (OTCQB: TAUG) ("the Company"), a life sciences holding company creating a diversified portfolio of medical technology assets, has today announced that the Company has taken meaningful steps to enhance its corporate governance protocols and gain compliance with Sarbanes Oxley ("SOX") regulations. The Company has established 4 separate Board of Directors ("Board") oversight committees: Governance and Nominating Committee, Compensation Committee, Audit Committee, and Executive Committee. Each oversight committee will consist of a minimum of 3 members of the Company's Board and will meet or conduct a teleconference every 90 days. Full details concerning each of the 4 committees, including the specific purposes and composition, will be available on the company's corporate website in the near term. In addition the Company is pleased to disclose to shareholders its corporate Code of Ethics, which is now available on the Company's corporate website (www.taurigasciences.com).

In another development, the Company is pleased to announce the appointment of Dr. Stella M. Sung ("Dr. Sung"), Tauriga's newly appointed Chief Operating Officer ("COO") to its Board of Directors effective immediately. A summary of Dr. Sung's experience and qualifications is provided in the Company's April 15th press release and available on its website. With this appointment the Company's Board now consists of 4 total members, with 2 members classified as Independent Directors. The Company expects to appoint a 5th Director in near term, and in doing so, gain compliance with both Sarbanes Oxley and NASDAQ requirements and regulations.

Tauriga's Chief Executive Officer Seth M. Shaw commented, "The Company is working hard to create shareholder value through the acquisition of potentially lucrative assets in the life sciences space. Additionally, one of the Company's goals in the relatively near-term is to become a NASDAQ listed company. As such, management has begun to take meaningful steps to gain compliance with respect to corporate governance and oversight requirements. In doing so, management believes that the profile and effectiveness of the Company will be substantially improved."

About Tauriga Sciences, Inc.:

Tauriga Sciences, Inc. ("the Company") is a life science holding company that focuses on proprietary biotherapeutics and diagnostics, novel medical devices and consumer healthcare. The mission of the Company is to acquire and build a diversified portfolio of medical technology assets that is capital efficient and of significant value to the shareholders. The Company's business model includes the acquisition of licenses, equity stakes, rights on both an exclusive and non-exclusive basis, and entire businesses. Management is firmly committed to building lasting shareholder value in the short, intermediate, and long terms. The Company's new corporate website can be found at URL address (www.taurigasciences.com).

DISCLAIMER:

Forward-Looking Statements: Except for statements of historical fact, this news release contains certain "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation expectations, beliefs, plans and objectives regarding the development, use and marketability of products. Such forward-looking statements are based on present circumstances and on TAUG's predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, and are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to fund operations and other factors over which TAUG has little or no control. Such forward-looking statements are made only as of the date of this release, and TAUG assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. Risks, uncertainties and other factors are discussed in documents filed from time to time by TAUG with the Securities and Exchange Commission.

For more information please contact:

Mr. Seth M. Shaw
Chairman & Chief Executive Officer
Tauriga Sciences, Inc.
www.taurigasciences.com
New York: +1-917-796-9926
Montreal: +1-514-840-3697
Email: sshaw@tauriga.com